EXHIBIT 13

April 9, 2015

BY FACSIMILE

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attention: Daniel Farkas, Esq.

Facsimile: (305) 436-4117

TPG Viking, L.P.

TPG Viking AIV I, L.P.

TPG Viking AIV II, L.P.

TPG Viking AIV III, L.P.

c/o TPG Partners V, L.P.

Attention: Clive D. Bode, Esq.

Facsimile: (415) 743-1501

AAA Guarantor Co-Invest VI (B), L.P.,

AIF VI NCL (AIV), L.P.,

AIF VI NCL (AIV II), L.P.,

AIF VI NCL (AIV III), L.P.,

AIF VI NCL (AIV IV), L.P.

Apollo Overseas Partners (Delaware) VI, L.P.,

Apollo Overseas Partners (Delaware 892) VI, L.P.,

Apollo Overseas Partners VI, L.P. and

Apollo Overseas Partners (Germany) VI, L.P.

c/o Apollo Management VI, LP

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Steve Martinez

Facsimile: (212) 515-3288

Re: Waiver under Amended and Restated Shareholders’ Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Shareholders’ Agreement, dated as of January 24, 2013, by and among Norwegian Cruise Line Holdings, Ltd., Genting Hong Kong Limited (“Genting”), Star NCLC Holdings Ltd. (together with Genting, “GHK”), AAA Guarantor Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P., and the other Shareholders of the Company from time to time party thereto, as amended on November 19, 2014 (as so amended, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

As you may know, Genting has entered into a Purchase Agreement dated as of March 3, 2015 with Crystal Cruises, Inc., NYK Group Americas Inc. and Crystal Acquisition Company Limited (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions of the Purchase Agreement, a subsidiary of Genting will acquire all of the equity interests of Crystal Cruises, LLC (“Crystal”), which will be the successor company of Crystal Cruises, Inc. (the “Purchase”).

In connection with the Purchase, GHK hereby waives, with effect as from the date hereof (it being understood that this waiver shall automatically without further action by GHK be null and void and revoked (i) upon any termination of the Purchase Agreement or (ii) at the time, if any, that Genting and its subsidiaries would no longer hold a controlling interest (less than

50%) or a material equity interest (as determined by Genting) in, nor any rights to appoint members of the board of directors of, Crystal):

(a)                the rights granted to GHK to appoint, nominate or replace GHK Directors pursuant to Section 6(a)(i) and (iv) of the Agreement and the related quorum and other provisions in Sections 6(a)(i)(D)(y), Sections 6(a)(i)(2)(y)(B), 6(a)(i)(3)(y)(B), 6(a)(i)(4)(y) and 6(d) of the Agreement;

(b)               the GHK Consent Rights set forth in Section 6 of Schedule II to the Agreement, solely as such rights relate to capital expenditures to be made in the Oceania or Regent Seven Seas brands operated by Prestige Cruises International, Inc. (the “Prestige Brands”);

(c)                the information rights granted to GHK pursuant to Section 8(a)(i) to (iii) of the Agreement, solely as such rights relate to non-public information with respect to the Prestige Brands; and

(d)               the GHK Notice and Consultation Rights pursuant to Section 6(a)(vii) of the Agreement, solely as such rights relate to actions to be taken by or in respect of the Prestige Brands.

Other than as expressly provided in this letter, the Agreement shall remain in full force and effect.

[Signature page follows]

Sincerely,

Genting Hong Kong Limited _/s/ Blondel So King Tak___ By: Blondel So King Tak Title: Authorized Signatory	Star NCLC Holdings Ltd. _/s/ Blondel So King Tak___ By: Blondel So King Tak Title: Authorized Signatory

cc:

Paul, Weiss, Rifkind. Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John M. Scott, Esq.

Facsimile: (212) 757-3990

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: Michael J. Schiavone, in light of the departure of William Kuesel

Facsimile: (212) 326-2061

Skadden, Arps, Slate, Meagher & Flom LLP

300 S. Grand Avenue, Ste. 3400

Los Angeles, CA 90071

Attention: Rick C. Madden, Esq.

Facsimile: (213) 621-5379